UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2007 (December 10, 2007)

CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-03385-LA	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-68867292

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 10, 2007, China Shen Zhou Mining & Resources, Inc.(the “Company”), through its subsidiary,Inner Mongolia Xiangzhen Mining Group Co Ltd. (“Xiangzhen Mining”), and Xiaojing Yu, a majority stockholder  and director of the Company, entered into an equity transfer agreement (the “Agreement”) with Dechang Wang, a Chinese citizen. Pursuant to this Agreement, Xiangzhen Mining and Xiaojing Yu will transfer all of their ownership interests, which constitute 100% of the registered capital of Tianzhen Mining Company(“Tianzhen Mining”), to Dechang Wang for a consideration of HK$ 22 million ( approximately US$ 2,758,119.2 at the exchange rate of 1 US Dollar =7.97645 HK Dollar) (the “Consideration”). Prior to the transfer contemplated in the Agreement, Xiangzhen and Xiaojing Yu owned 99% and 1% of Tianzhen Mining, respectively.

Tianzhen Mining owns, among other things, three exploration permits: (i) a permit for  exploring copper within an area  of  37.71 kilometers, located in Wu Qia County of Xinjiang Province, titled “Huayuan Copper Exploration Permit”, (ii) a permit for exploring lead and zinc within an area of  21.07 kilometers, located in Wu Qia County of Xinjiang Province, titled “Jiangejier Lead & Zinc Exploration Permit”, and (iii) a permit for exploring lead and zinc within an area of  19.62 kilometers, located in Wu Qia County of Xinjiang Province, titled “Wuzunagen Lead & Zinc Exploration Permit”.

Under this Agreement, Dechang Wang will provide Xiangzhen Mining and Xiaojing Yu with an additional compensation of HK$ 10 million ( approximately USD 1,253,690.6 at the exchange rate of 1 US Dollar =7.97645 HK Dollar) (the “Compensation ”), only if a qualified geological exploration and exploitation authority presents a detailed geological report proving that the reserves of copper, lead or zinc is at least or exceeds 200,000 tons in the area under the Jiangejier Lead & Zinc Exploration Permit, and the Compensation will be wired into Xiangzhen Mining’s and Xiaojing Yu’s designated bank accounts within 15 days after receipt of the official report from the geological exploration and exploitation authority.

A complete copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01

Financial Statement and Exhibits

(d)     Exhibits

Exhibit No.          Description

10.1

Equity Transfer Agreement, dated as of December 10, 2007, by and among Inner Mongolia Xiangzhen Mining Group Co Ltd., Xiaojing Yu,  and Dechang Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

China Shen Zhou Mining & Resources, Inc.

Date: December 12, 2007

By:/s/Xiaojing Yu

Xiaojing Yu,

Chief Executive Officer